Exhibit 23.1
F R A S E R A N D C O M P A N Y LLP
FRASER AND COMPANY LLP BARRISTERS AND SOLICITORS

October 18, 2006

Re: Legal Consent

We hereby consent to the inclusion of our name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, BioEnergy Inc.

Yours truly,

FRASER and COMPANY

Per: /s/ David K. Fraser

David K. Fraser

Suite 1200-999 West Hastings Street, Vancouver, B.C. V6C 2W2
Tel: (604) 669-5244      Fax: (604) 669-5791      E-mail: fraser@fraserlaw.com